HARRIS & HARRIS GROUP NOMINATES KEVIN RENDINO

FOR ELECTION TO ITS BOARD OF DIRECTORS

NEW YORK, NY—April 20, 2016—Harris & Harris Group, Inc. (NASDAQ: TINY), an investor in transformative companies enabled by disruptive science, announced today that its Nominating Committee and Board of Directors have nominated Kevin Rendino for election to its Board of Directors at its upcoming Annual Meeting of Shareholders on June 7, 2016. Mr. Rendino was suggested to the company by one of its institutional shareholders, Lone Star Value Management, LLC.

Kevin Rendino is the President and CEO of RGJ Capital, LLC, a fund focused on investing in securities that are undervalued relative to the future true worth of their underlying assets. Prior to this, Mr. Rendino served as Portfolio Manager and Managing Director at BlackRock, Inc., where he was head of the Basic Value Equity Group ($10 to $13 billion in assets), as well as being a member of BlackRock’s Leadership Committee. Mr. Rendino joined BlackRock in 2006, following its merger with Merrill Lynch Investment Managers. His career began with Merrill Lynch in 1988, where he held various roles, including Managing Director, Portfolio Manager and heading the Basic Value Group. A well-respected member of the investment community, Mr. Rendino has been a frequent contributor to CNBC, Bloomberg TV, Fox Business and other financial newspapers and magazines, including the New York Times and the Wall Street Journal. Since 2014, Mr. Rendino has been Board Chair of Partners for Health, a public charity based in Montclair, NJ. The Foundation’s focus areas include: hunger and homelessness; policy and environmental changes that promote healthy people in healthy places; aging in our communities and mental health. Partners for Health has awarded grants totaling more than $7 million to 60 organizations, congregations, school districts and municipalities. He joined the Board in 2011. Mr. Rendino received his BS in Finance with high honors from the Carroll School of Management at Boston College.

“Kevin has demonstrated success investing in undervalued securities and realizing value in these investments. We believe this experience will be valuable for Harris & Harris Group and its investors,” said Douglas Jamison, Chief Executive Officer of Harris & Harris Group. “Additionally, he brings relevant experience related to our focus on precision health and the changing healthcare system.”

"I am delighted to join the Board of Harris & Harris Group. The Company has the necessary components to create significant value for all its shareholders, and I look forward to working with its Board and management team to realize this value,” said Kevin Rendino. "Over my nearly 30 year of investing, I have consistently been an advocate for management teams and boards being aligned with its shareholders. To that end, and in compliance with the Company’s policies and procedures, I intend to make open market purchases of Harris & Harris Group stock over the ensuing 18 months.”

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and on Facebook at www.facebook.com/harrisharrisvc.

About Harris & Harris Group

Harris & Harris Group is a publicly traded, internally managed business development company that builds transformative companies from disruptive science. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com, on Facebook at www.facebook.com/harrisharrisvc and by following on Twitter @harrisandharrisgroup.

Additional Information Regarding Annual Meeting Solicitation

The Company filed a definitive proxy statement and related materials with the Securities and Exchange Commission ("SEC") in connection with its 2016 Annual Meeting of Shareholders (the "Annual Meeting") on April 20, 2016. SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ANNUAL MEETING THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. Shareholders are able to obtain a free copy of that definitive proxy statement and other materials that the Company filed with the SEC at the SEC’s website at www.sec.gov. That definitive proxy statement and these other materials is also available free of charge by directing a request to Harris & Harris Group, Inc., Attn: Investor Relations, 1450 Broadway, 24th Floor, New York, NY 10018, or from the Company at www.hhvc.com.

The Company, its directors and its named executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the Annual Meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement filed on April 20, 2016, for the 2016 Annual Meeting of Shareholders. To the extent that holdings of the Company's securities on the part of those individuals have changed since the date of that proxy statement, those changes have been reflected on Statements of Changes in Ownership on Forms 3 or 4 filed with the Securities and Exchange Commission. More current information regarding the interests of the directors and named executive officers of Harris & Harris Group will be contained in the definitive proxy statement referred to in the preceding paragraph.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references and links to the websites www.HHVC.com and www.facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.

Media Contact:

Daniel B. Wolfe

Harris & Harris Group, Inc.

212-582-0900